UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

MICROMED CARDIOVASCULAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51487	90-0265161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8965 Interchange Drive Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 838-9210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 25, 2007, the Board of Directors of MicroMed Cardiovascular, Inc. (the “Company”) appointed Robert Benkowski as Chief Executive Officer to replace Mr. Clifford zur Neiden, who had been serving as interim CEO since September 2006. Mr. zur Neiden will continue in his role as Chairman of the Board of Directors.

Mr. Benkowski has served as Chief Operating Officer of the Company since September 2006. Mr. Benkowski joined MicroMed Technology in August 1996 as its Director of Engineering and became its Vice President of Engineering in April 2000. In December 2005, Mr. Benkowski became Senior Vice President of Engineering and Operations. Mr. Benkowski has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B between the Company and himself.

Pending entry into a new employment agreement, Mr. Benkowski will continue to work under the terms of his current employment agreement. However, it is expected that the Company will enter into a new employment agreement with Mr. Benkowski to reflect his new position.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMED CARDIOVASCULAR, INC.

Date: May 1, 2007	By:	/s/ Juliet Markovich
Juliet Markovich
Chief Financial Officer
(Duly Appointed Officer)

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EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press release